Exhibit 99.4

Fairport Savings Bank

a subsidiary of FSB Community Bankshares, MHC

Dear Member:

We are pleased to announce that the Boards of Directors of Fairport Savings Bank, FSB Bancorp, Inc., FSB Community Bankshares, MHC and FSB Community Bankshares, Inc. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization and raise additional capital in a stock offering. At the completion of the reorganization Fairport Savings Bank will become a wholly-owned subsidiary of our new public holding company, FSB Bancorp, Inc. We believe this transition to a more common and flexible organizational structure, together with the proceeds raised in the stock offering, will better support our continued growth.

The Proxy Card

As a depositor or qualifying borrower of Fairport Savings Bank, you are a member of FSB Community Bankshares, MHC. To complete the conversion, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed material and then casting your vote “FOR” the plan of conversion and reorganization. You may vote by mail by returning your proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy card. Please vote all proxy cards received. There are no duplicates.

If the plan of conversion and reorganization is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change;
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form

As a qualifying depositor or borrower, you also have nontransferable rights to subscribe for shares of common stock of FSB Bancorp, Inc. on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to FSB Bancorp, Inc., together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [Street, City, State Zip Code]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, _____ __, 2016.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Fairport Savings Bank

a subsidiary of FSB Community Bankshares, MHC

Dear Member:

We are pleased to announce that the Boards of Directors of Fairport Savings Bank, FSB Bancorp, Inc., FSB Community Bankshares, MHC and FSB Community Bankshares, Inc. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization and raise additional capital in a stock offering. At the completion of the reorganization Fairport Savings Bank will become a wholly-owned subsidiary of our new public holding company, FSB Bancorp, Inc. We believe this transition to a more common and flexible organizational structure, together with the proceeds raised in the stock offering, will better support our continued growth.

As a depositor or qualifying borrower of Fairport Savings Bank, you are a member of FSB Community Bankshares, MHC. To complete the conversion, your participation is extremely important. On behalf of the Board of Directors, I ask that you help us meet our goal by reading the enclosed material and then casting your vote “FOR” the plan of conversion and reorganization. You may vote by mail by returning your proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy card. Please vote all proxy cards received. There are no duplicates.

If the plan of conversion and reorganization is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change; and
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of FSB Bancorp, Inc. and (2) as an agent of FSB Bancorp, Inc. to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Fairport Savings Bank

a subsidiary of FSB Community Bankshares, MHC

Dear Friend of Fairport Savings Bank:

We are pleased to announce that the Boards of Directors of Fairport Savings Bank, FSB Bancorp, Inc., FSB Community Bankshares, MHC and FSB Community Bankshares, Inc. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization and raise additional capital in a stock offering. At the completion of the reorganization Fairport Savings Bank will become a wholly-owned subsidiary of our new public holding company, FSB Bancorp, Inc. We believe this transition to a more common and flexible organizational structure, together with the proceeds raised in the stock offering, will better support our continued growth.

As a former depositor of Fairport Savings Bank, you have nontransferable rights to subscribe for shares of common stock of FSB Bancorp, Inc. on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to FSB Bancorp, Inc., together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [Street, City, State Zip Code]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, _____ __, 2016.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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FSB Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by FSB Bancorp, Inc., the proposed new holding company for Fairport Savings Bank. This information packet includes the following:

PROSPECTUS: This document provides detailed information about our proposed conversion from the mutual holding company form to the full stock form of organization and the related stock offering by FSB Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock. Please complete the form and return it to FSB Bancorp, Inc., together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [Street, City, State Zip Code]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, _____ __, 2016.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of FSB Bancorp, Inc. (the “Company”), we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion and reorganization of FSB Community Bankshares, MHC from the mutual holding company form to the full stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of FSB Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your order, together with payment for the shares, must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, _____ __, 2016.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Fairport Savings Bank

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Fairport Savings Bank, FSB Bancorp, Inc., FSB Community Bankshares, MHC and FSB Community Bankshares, Inc. have unanimously adopted a plan of conversion and reorganization (the “Plan”) under which we will convert from the mutual holding company form to the full stock form of organization and raise additional capital in a stock offering. The Plan must be approved by the depositors and certain borrowers of Fairport Savings Bank, who are the members of FSB Community Bankshares, MHC, at a special meeting of members. Your Board of Directors urges you to vote "FOR" the Plan.

Your vote is very important. If you have more than one account or have a qualifying loan, you may receive more than one proxy. Please vote all proxy cards received. There are no duplicates.

Q.	Why is Fairport Savings Bank converting to the full stock form of organization?
A.	We are converting because we believe that the transition to a more common and flexible organizational structure, together with the proceeds raised in the stock offering, will better support our continued growth.

Q.	Is Fairport Savings Bank being sold to another bank?
A.	No. The conversion is simply a change in our organizational structure; we are not being sold to or merged with any other bank.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?
A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to expand our existing products and potentially add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the Plan?
A.	Depositors and certain borrowers of Fairport Savings Bank as of the close of business on ______ __, 2016, who continue to be depositors and borrowers of Fairport Savings Bank as of the date of the special meeting of members, are eligible to vote at the special meeting of members.

Q.	What vote is required to approve the Plan by Members?
A.	The Plan must be approved by the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of FSB Community Bankshares, MHC at the special meeting of members.

Q.	Why did I receive several proxies?
A.	If you have more than one deposit or loan account, you may have received more than one proxy, depending upon the ownership structure of your accounts or your borrower status. You will also receive a separate proxy statement and proxy card if you are a stockholder of FSB Community Bankshares, Inc. Please vote all proxy cards that you received. There are no duplicates.

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Q.	Does my vote for the conversion mean that I must buy common stock of FSB Bancorp, Inc.?
A.	No. Voting for the Plan does not obligate you to buy any shares of common stock of FSB Bancorp, Inc.

Q.	How do I vote my proxy?
A.	You can vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN” or by telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?
A.	No. Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary. Please indicate your title on the proxy card.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions?
A.	FSB Community Bankshares, MHC’s proxy statement and FSB Bancorp, Inc.’s prospectus that accompany this brochure describe the conversion and reorganization in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (___) ___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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FSB Bancorp, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Fairport Savings Bank, FSB Bancorp, Inc., FSB Community Bankshares, MHC and FSB Bankshares, Inc. have unanimously adopted a plan of conversion and reorganization (the “Plan”) under which we will convert from the mutual holding company form to the full stock form of organization. In connection with the conversion, FSB Bancorp, Inc., the proposed new holding company for Fairport Savings Bank, is offering up to 1,035,000 shares of common stock for sale at $10.00 per share in a subscription offering and, subject to the priority rights of subscribers in the subscription offering, in a community offering.

Investing in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock in the subscription offering?
A.	Only qualifying depositors and certain borrowers of Fairport Savings Bank and Fairport Savings Bank’s tax-qualified employee stock benefit plans may purchase shares of stock in the subscription offering. The common stock is being offered in the following order of priority:

1)	Eligible Account Holders - Depositors of Fairport Savings Bank with aggregate balances of $50 or more at the close of business on December 31, 2014.

2)	Tax-Qualified Plans - Fairport Savings Bank’s tax-qualified employee stock benefit plans.

3)	Supplemental Eligible Account Holders - Depositors of Fairport Savings Bank with aggregate balances of $50 or more at the close of business on _____________, 2016 and who are not otherwise eligible in category (1) above.

4)	Other Members - Depositors of Fairport Savings Bank at the close of business on _____ __, 2016 and borrowers of Fairport Savings Bank as of January 14, 2005 whose loans continued to be outstanding at the close of business on _____________, 2016 and who are not otherwise eligible in categories (1) or (3) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?
A.	Subject to the priority rights of qualifying depositors and borrowers and the Bank’s stock benefit plans in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson and Wayne Counties, New York will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?
A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?
A.	FSB Bancorp, Inc. is offering a maximum of 1,035,000 shares of common stock at a price of $10.00 per share.

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Q.	How much stock can I purchase?
A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is 15,000 shares ($150,000). In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) of common stock in the offering.

Q.	How do I order stock?
A.	If you decide to subscribe for shares, you must return your properly completed and signed stock order form, along with full payment for the shares, to FSB Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [Street, City, State Zip Code]. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, _____ __, 2016.

Q.	How can I pay for my shares of stock?
A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Fairport Savings Bank. Checks and money orders must be made payable to FSB Bancorp, Inc. Withdrawals from a certificate of deposit at Fairport Savings Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Fairport Savings Bank home equity line of credit to pay for shares of common stock?
A.	No. Fairport Savings Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Fairport Savings Bank home equity line of credit.

Q.	Can I subscribe for shares using funds in my IRA at Fairport Savings Bank?
A.	No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified plan at Fairport Savings Bank. To use these funds to subscribe for common stock, you need to establish a “self-directed” IRA or other trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	When is the deadline to subscribe for stock?
A.	A properly completed stock order form with the required full payment must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time on ___day, _____ __, 2016.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?
A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	I have custodial accounts at Fairport Savings Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her

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own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at Fairport Savings Bank. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the conversion closes?
A.	Yes. Any payment made by check or money order will earn interest at [interest rate]% from the date the order is processed to the completion or termination of the conversion. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion. Any declaration of dividends will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the conversion, our shares of common stock are expected to be quoted on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn until after [extension date] listed in the prospectus.

Q.	What happens to the FSB Community Bankshares, Inc. shares I currently own?
A.	The shares of common stock owned by the existing public stockholders of FSB Community Bankshares, Inc. will be exchanged for shares of common stock of FSB Bancorp, Inc. based on an exchange ratio that will result in existing public stockholders owning approximately the same percentage of FSB Bancorp, Inc. common stock as they owned of FSB Community Bankshares, Inc. common stock immediately prior to the completion of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering and will be announced shortly before the completion of the conversion.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?
A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as practicable after the completion of the conversion. Although the shares of FSB Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

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Q.	What is direct registration and DRS?
A.	Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of FSB Bancorp, Inc. DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Additional Information

Q.	What if I have additional questions?
A.	FSB Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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IMPORTANT REMINDER

PLEASE SUPPORT US

Fairport Savings Bank

Dear Member:

As a follow-up to our recent proxy mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization. We value your relationship with Fairport Savings Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the proxy card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.
•	Deposit accounts will continue to be federally insured to the legal maximum.
•	Voting does not obligate you to buy stock.

Thank you for choosing Fairport Savings Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (___) ___-____.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The Plan of Conversion and Reorganization must be approved by a majority of the votes eligible to be cast.

Your Board of Directors urges you to vote "FOR" the Plan of Conversion and Reorganization.

FOR

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

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SECOND REQUEST

PLEASE SUPPORT US

Fairport Savings Bank

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization. We value your relationship with Fairport Savings Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the proxy card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.
•	Deposit accounts will continue to be federally insured to the legal maximum.
•	Voting does not obligate you to buy stock.

Thank you for choosing Fairport Savings Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (___) ___-____.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The Plan of Conversion and Reorganization must be approved by a majority of the votes eligible to be cast.

Your Board of Directors urges you to vote "FOR" the Plan of Conversion and Reorganization.

FOR

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

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FSB Bancorp, Inc.

_______ __, 2016

Welcome Stockholder:

Thank you for your interest in FSB Bancorp, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on _______ __, 2016; this is your stock purchase date. If your subscription was paid for by check, bank draft or money order, interest and, if your subscription was not filled in full, any refund due will be mailed promptly.

The enclosed statement will be your evidence of ownership of FSB Bancorp, Inc. All stock sold in the subscription and community offerings has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company. A short question and answer sheet regarding your DRS statement is enclosed for your information. If you also owned shares of FSB Community Bankshares, Inc. prior to completion of the offering, a Letter of Transmittal regarding the exchange of those shares for new FSB Bancorp, Inc. shares, along with other materials, has been mailed to you separately.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Computershare Trust Company, N.A.

Attention: Investor Relations Department

Street

City, State Zip Code

1 (xxx) xxx-xxxx

www.xxxxxx

Trading is expected to commence on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC” on _______ __, 2016. Please contact a stockbroker if you choose to purchase or sell your stock in the future.

On behalf of the Board of Directors, Officers and employees of FSB Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Fairport Savings Bank

Please Support Us

Vote Your Proxy Card Today

FOR

If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received.

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FSB Bancorp, Inc.

_______ __, 2016

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of shares of FSB Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of FSB Bancorp, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

Once the offering has been completed, you will receive by mail from our transfer agent, Computershare Trust Company, N.A., a statement indicating your ownership of FSB Bancorp, Inc. common stock.

If you have any questions, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

FSB Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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FSB Bancorp, Inc.

_______ __, 2016

Dear Stockholder:

Thank you for your interest in FSB Bancorp, Inc. Our offering has been completed and we are pleased to confirm your subscription for        shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2016; this is your stock purchase date. Trading is expected to commence on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC” on ________ __, 2016.

A statement indicating the number of shares of FSB Bancorp, Inc. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of FSB Bancorp, Inc. stock. All shares of FSB Bancorp, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

FSB Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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FSB Bancorp, Inc.

_______ __, 2016

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Members or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in FSB Bancorp, Inc. and hope you become an owner of our stock in the future. Our stock has commenced trading on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC.”

FSB Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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FSB Bancorp, Inc.

_______ __, 2016

Welcome Stockholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of FSB Bancorp, Inc. (the “Company”) purchased by you at a price of $10.00 per share on _______ __, 2016. All stock sold in the offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company. If you also owned shares of FSB Community Bankshares, Inc. prior to completion of the offering, a Letter of Transmittal regarding the exchange of those shares for new FSB Bancorp, Inc. shares, along with other materials, has been mailed to you separately.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Computershare Trust Company, N.A.

Attention: Investor Relations Department

Street

City, State Zip Code

1 (xxx) xxx-xxxx

www.xxxxxx

A short question and answer sheet regarding your DRS statement is enclosed for your information. Trading commenced on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC” on _______ __, 2016.

On behalf of the Board of Directors, officers and employees of FSB Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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FSB Bancorp, Inc.

_______ __, 2016

Dear Interested Subscriber:

We regret to inform you that FSB Bancorp, Inc., the holding company for Fairport Savings Bank, did not accept your order for shares of FSB Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives FSB Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

FSB Bancorp, Inc.

Stock Information Center

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Sandler O’Neill + Partners, L.P.

_______ __, 2016

To Our Friends:

We are enclosing material in connection with the stock offering by FSB Bancorp, Inc., the proposed new holding company for Fairport Savings Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at 4:00 p.m., Eastern Time, on __________, 2016.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the stock information center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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FSB Bancorp, Inc.

DIRECT REGISTRATION: Holding Your Shares in Book Entry

FSB Bancorp, Inc. (the “Company”) has elected to require former registered stockholders of FSB Community Bankshares, Inc. and new stockholders of FSB Bancorp, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of FSB Bancorp, Inc. they will receive as a result of Fairport Savings Bank’s “second-step conversion.” This flyer outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our stockholders several advantages:

➣	It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and
➣	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Computershare Trust Company, N.A., will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact Computershare and they will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

➣	The most recent copy of your transfer agent account statement;
➣	The Social Security number on your account;
➣	Your transfer agent account number (which is on the statement);
➣	Computershares’ DTC number, which is 7807; and
➣	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the Computershare’s website, www.computershare.com, or call their Investor Relations Department at ____________ to speak to a representative.

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FSB Bancorp, Inc.

_______ __, 2016

Dear __________:

The Boards of Directors of Fairport Savings Bank, FSB Bancorp, Inc., FSB Community Bankshares, Inc. and FSB Community Bankshares, MHC have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering, you are cordially invited to join members of our senior management team at [an informational meeting][a reception] to be held at _______on___ at __:00 _._, Eastern Time. A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting, our reorganization or our stock offering, please call our Stock Information Center at (___) ___-____, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Fairport Savings Bank

(logo)

An Invitation

To Attend a Community Meeting

FSB Bancorp, Inc., the proposed new holding company for Fairport Savings Bank, is offering shares of its common stock in connection with the conversion and reorganization of FSB Community Bankshares, MHC into the full stock form of organization.

Up to 1,035,000 shares of FSB Bancorp, Inc. common stock are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (___) ___-___, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Fairport Savings Bank

(logo)

FSB Bancorp, Inc. Commences Stock Offering

FSB Bancorp, Inc., the proposed new holding company for Fairport Savings Bank, is offering shares of its common stock for sale in connection with the conversion of FSB Community Bankshares, MHC into the full stock form of organization.

Up to 1,035,000 shares of FSB Bancorp, Inc. common stock are being offered at a price of $10.00 per share. As a member of the community served by Fairport Savings Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (___) ___-___, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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